Exhibit 10.1
TEPPCO Partners, L.P.
241,380 Units
Representing Limited Partner Interests
Unit Purchase Agreement
Houston, Texas
September 4, 2008

TEPPCO UNIT L.P.
1100 Louisiana Street, 10th Floor
HOUSTON, TEXAS 77002

Ladies and Gentlemen:

     TEPPCO Partners, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to directly sell in a transaction not registered under the Securities Act of 1933, as amended to TEPPCO Unit L.P., a Delaware limited partnership (the “Employee Partnership”), 241,380 units (the “Units”), each representing a limited partner interest in the Partnership (“Partnership Units”). Certain terms used herein are defined in Section 11 hereof, and, in addition, other terms used but not defined herein have the meanings assigned to them in the underwriting agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Partnership and the underwriters named therein (the “Underwriters”), relating to the Partnership’s proposed public offering and sale of an aggregate 9,200,000 units (the “Underwritten Units”), each representing a limited partner interest in the Partnership, to the Underwriters. Texas Eastern Products Pipeline Company, LLC is referred to herein as the “General Partner,” and the General Partner together with the Partnership are referred to collectively herein as the “TEPPCO Parties” or individually as a “TEPPCO Party”).
     This is to confirm the agreement among the TEPPCO Parties and the Employee Partnership concerning the purchase of the Units from the Partnership by the Employee Partnership.
     1. Representations and Warranties. The Partnership represents and warrants to, and agrees with, the Employee Partnership as set forth below in this Section 1.
     (a) No Material Misstatements or Omissions. The information concerning the Partnership in the Registration Statement (including the information incorporated by reference therein) did not, as of the respective filing dates of such registration statement and the documents incorporated by reference therein, contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.
     (b) Formation and Qualification of the TEPPCO Parties. Each of the TEPPCO Parties has been duly formed and is validly existing in good standing under the laws of the State of Delaware with all limited liability company or limited partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, (i) in the case of the General Partner, to act as general partner of the Partnership, and (ii) in the case of the General Partner and the Partnership to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the General Partner and the Partnership is duly registered or qualified to do business and is in good standing as a foreign limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, (i) individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the TEPPCO Parties, taken as a whole (an “TPP Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (c) Valid Issuance of the Units. The Units and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Employee Partnership against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Prospectus and (ii) Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act).
     (d) Authority. Each of the TEPPCO Parties has all requisite limited liability company and limited partnership power and authority, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement.
     (e) Authorization, Execution and Delivery of Agreements.
     (i) This Agreement has been duly authorized, validly executed and delivered by each of the TEPPCO Parties.
     (ii) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and
     (iii) The GP LLC Agreement has been duly authorized, executed and delivered by the sole member of the General Partner, and will be a valid and legally binding agreement of such sole member, enforceable against it in accordance with its terms;
except, with respect to each agreement described in this Section, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (f) No Conflicts. None of the (i) issuance and sale by the Partnership of the Units pursuant to this Agreement, (ii) the execution, delivery and performance of this Agreement by the TEPPCO Parties, or (iii) consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of any organizational documents of any of the TEPPCO Parties, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the TEPPCO Parties is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the TEPPCO Parties, or any of their properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the TEPPCO Parties, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have an TPP Material Adverse Effect.
     (g) Investment Company. None of the TEPPCO Parties is now, or after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (h) NYSE Listing. The Units being sold hereunder by the Partnership have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.
     (i) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any of the TEPPCO Parties which would prevent or suspend the issuance or sale of the Units or the use of the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the TEPPCO Parties, threatened against or affecting any of the TEPPCO Parties before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Prospectus.
     2. Representations of the Employee Partnership.
     (a) Formation and Qualification of the Employee Partnership. The Employee Partnership has been duly formed and is validly existing in good standing under the laws of the State of Delaware with all partnership power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and to execute and deliver this Agreement and consummate the transactions contemplated thereby, in all respects as described in the Registration Statement and the Prospectus. The Employee Partnership is duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, (i) individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Employee Partnership (an “Employee Partnership Material Adverse Effect”) or (ii) subject the limited partners of the Employee Partnership to any material liability or disability.
     (b) No Conflicts. Neither the execution, delivery and performance of this Agreement by the Employee Partnership nor the consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the organizational documents of any of the Employee Partnership, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Employee Partnership is a party or by which it or any of its respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over the Employee Partnership, or any of its properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Employee Partnership, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have an Employee Partnership Material Adverse Effect.
     3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the Employee Partnership, and the Employee Partnership hereby agrees to purchase from the Partnership, at a purchase price of $29.00 per unit, the Units.
     4. Delivery and Payment. Delivery of and payment for the Units shall be made at 11 a.m., New York City time, on September 9, 2008 or at such time on such later date not more than three Business Days after the foregoing date as the Employee Partnership shall designate, which date and time may be postponed by agreement between the Employee Partnership and the Partnership (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Employee Partnership against payment by the Employee Partnership of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.
     5. Conditions to the Obligations of the Employee Partnership. The obligations of the Employee Partnership to purchase the Units shall be subject to the accuracy of the representations and warranties on the part of the TEPPCO Parties contained herein as of the Execution Time and the Closing Date, to the performance by the TEPPCO Parties of their obligations hereunder and to the following additional conditions:
     (a) All partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Units, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to representatives of the Employee Partnership, and the Partnership shall have furnished to such representatives all documents and information that they may reasonably request to enable them to pass upon such matters.
     (b) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.

     (c) The closing of the purchase and sale of the Underwritten Units shall have occurred.
  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Employee Partnership hereunder may be canceled at, or at any time prior to, the Closing Date by the Employee Partnership. Notice of such cancellation shall be given to the Partnership in writing according to the provisions of this Agreement.
     6. Expenses. The parties agree that the Partnership shall have no obligation to reimburse the Employee Partnership for any costs of funding the Employee Partnership or expenses associated with the Employee Partnership; provided that the Partnership may be allocated certain non-cash expenses attributable to a portion of the fair value of the Class B interests in the Employee Partnership pursuant to the Fourth Amended and Restated Administrative Services Agreement among TEPPCO, EPCO, Inc. and the other parties thereto, dated January 30, 2007.
     7. Notices. All communications hereunder will be in writing and effective only upon receipt, and, if sent to the Employee Partnership, will be mailed, delivered, telefaxed or sent by electronic mail to TEPPCO Unit L.P., to EPCO, Inc., 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, Attention: Chief Legal Officer (Fax No.: (713) 381-6570); email address: hbachmann@epco.com); or, if sent to the TEPPCO Parties, will be mailed, delivered, faxed or sent by electronic mail to Texas Eastern Products Pipeline Company, LLC, 1100 Louisiana Street, 16th Floor, Houston, Texas 77002, Attention: General Counsel (Fax No.: (713) 381-4039); email address: patotten@epco.com).
     8. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees and agents, and no other person will have any right or obligation hereunder.
     9. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.
     10. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.
     11. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     12. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Houston, Texas.
     “Commission” shall mean the Securities and Exchange Commission.
     “Effective Date” shall mean each date and time that the Registration Statement became or becomes effective.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
[Signature Pages to Follow]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Employee Partnership.

Very truly yours,

the “Partnership”

TEPPCO PARTNERS, L.P.

By:	Texas Eastern Products Pipeline Company, LLC, its general partner

	By:	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer
Signature Page to Unit Purchase Agreement of
TEPPCO Partners, L.P.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

“Employee Partnership”

TEPPCO UNIT L.P.

By:	EPCO, Inc., its general partner

	By:	/s/ W. Randall Fowler

W. Randall Fowler President and Chief Executive Officer

Signature Page to Unit Purchase Agreement of
TEPPCO Partners, L.P.